Exhibit 10.2

Promissory Note

(Revolving Line of Credit)

NOTICE TO BORROWER: THIS NOTE CONTAINS A PROVISION ALLOWING FOR CHANGES IN THE INTEREST RATE. INCREASES IN THE INTEREST RATE MAY RESULT IN HIGHER PAYMENTS. DECREASES IN THE INTEREST RATE MAY RESULT IN LOWER PAYMENTS.

Loan Number:	XXXXXXX

Date:	December 12, 2018

Borrower:	Friedman Industries, Incorporated, a Texas corporation

Borrower’s Address:	1121 Judson Road, Suite #124, Longview, Texas 75601

Lender:	Citizens National Bank

Lender’s Address:	P.O. Box 1009, Henderson, Texas 75653

Principal Amount:	Five Million and No/100 Dollars ($5,000,000.00)

Maturity Date:	December 12, 2019

1.     Promise to Pay. FOR VALUE RECEIVED by Borrower, the sufficiency of which is admitted, Borrower promises to pay to the order of Lender, or order, at Lender’s Address, the Principal Amount plus interest at the Note Rate according to the payment terms stated in this promissory note.

2.     Payment Terms. (a) Installments and Maturity Date. All accrued and unpaid interest is due and payable monthly, beginning on January 12, 2019, and continuing on the 11th day of each succeeding calendar month thereafter until the Maturity Date, at which time all unpaid principal, accrued and unpaid interest and all other amounts payable to Lender under this note shall then be due and payable in full.

(b)     Prepayment. Borrower has the right to prepay, prior to maturity, all or any part of the Principal Amount without penalty, and interest shall immediately cease on any amount so prepaid. Prepayments shall be applied toward the payment of the installments of principal last maturing under this note. A prepayment will not reduce the amount or the due dates of the installments to be paid under this note, and any prepayment is applied to end of the term of this note.

(c)     Application and Form of Payments. Except as otherwise expressly provided herein to the contrary, all payments on this note shall be applied in the following order of priority: (i) the payment or reimbursement of any expenses, costs or obligations (other than the unpaid principal balance and interest) for which Borrower is obligated or to which Lender is entitled pursuant to the terms of this note or any other Loan Document, (ii) the payment of accrued but unpaid interest, and (iii) the payment of all or any portion of the principal balance hereof. All payments by Borrower shall be made in immediately available funds, without offset, in lawful money of the United States of America. Borrower is absolutely and unconditionally obligated to pay all principal, interest and other amounts payable under this note and all Related Indebtedness, without any abatement, postponement, diminution, or deduction and without any reduction for counterclaim or offset whatsoever. If at any time any payment received by Lender is determined by a court of appropriate jurisdiction or by Lender to have been a voidable transfer under any form of debtor relief law, then the obligation to make the payment shall survive any cancellation or satisfaction of this note or its return to Borrower, and shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and the payment shall be immediately due and payable upon demand. Partial payment of any amount due under this note shall not, regardless of any receipt or credit issued by Lender, satisfy Borrower’s obligation to pay the entire amount then due, neither shall it extend, alter, waive or restart any time period within which Borrower was required to remedy any default.

(d)     Late Charge; Returned Payment Charge. If any installment becomes overdue for more than ten (10) days, at Lender’s option a late charge of five percent (5%) of the overdue amount may be charged in order to defray the expense of handling the delinquent payment. If any check given by Borrower as a payment on this note is dishonored, then Borrower will pay a processing fee equal to the greater of 1) $29.00, or 2) the fee ordinarily charged at that time by Lender for returned checks.

PROMISSORY NOTE, PAGE 1	Borrower Initials: /s/ AEL

3.     Interest. (a) Note Rate. The unpaid principal amount of this note shall accrue interest at a per annum rate equal to the sum of (i) the Prime Rate (as it changes), minus (ii) fifty five hundredths of a percent (0.55%) (together, the “Note Rate”). The initial Note Rate determined as of the date of this note is 4.70% per annum. “Prime Rate” means the prime interest rate quoted and published in the “Money Rates” section of the Wall Street Journal. In the event the Wall Street Journal ceases to publish a Prime Rate then Lender may refer to another similar source (selected at Lender’s sole discretion) to identify the prime rate on commercial loans at large United States money center commercial banks and apply that rate (also referred to herein as the “Replacement Rate”). The Replacement Rate shall then become the “Prime Rate.” Fluctuations in the Prime Rate shall become effective immediately and shall increase or reduce the Note Rate, as the case may be, without any notice to Borrower.

(b)     Default Interest Rate. For so long as any Event of Default exists under this note or under any of the other Loan Documents, regardless of whether or not there has been an acceleration of the maturity of this note, and at all times after the Maturity Date (whether such date occurs by acceleration or otherwise), and in addition to all other rights and remedies of Lender under this note and any other Loan Document, interest shall accrue on the unpaid principal balance at the Default Interest Rate, and shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any late payment or Event of Default, and the late charges and Default Interest Rate payable under this note is a reasonable estimate of those damages and do not constitute a penalty.

(c)     Computation Period. Interest shall be computed on the basis of a 365/360 basis; that is, by applying the Note Rate over a year of three hundred sixty (360) days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be.

(d)     Savings Clause. NOTICE: Under no circumstances will the interest rate on this note be more than the highest rate allowed by applicable law. For purposes of this note, the “highest rate allowed by applicable law” means the lesser of (i) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this note, or (ii) eighteen percent (18%) per annum. Borrower and Lender intend to conform strictly to the applicable federal or state usury laws now or hereafter in force with respect to this note. To such end: (1) the aggregate of all interest and other charges constituting interest under applicable usury laws and contracted for, chargeable or receivable under all other Loan Documents and this note shall never exceed the highest rate allowed by applicable law, nor produce a rate in excess of the maximum contract rate of interest that Lender is authorized to charge Borrower under applicable usury laws; (2) if any excess interest is provided for, it shall be deemed a mistake, and the excess shall, at the option of Lender, either be refunded to Borrower or credited on the unpaid principal balance of this note, and the Loan Documents shall be automatically reformed to permit only the collection of the highest rate allowed by applicable law; (3) in determining the highest rate allowed by applicable law Lender may charge to Borrower, all interest shall be amortized, prorated, allocated, and spread over the entire term of this note (as extended, if applicable to the full extent permitted by applicable federal or state law); and (4) in the event that this note is prepaid or the maturity is accelerated, unearned interest shall be canceled and, if theretofore paid, shall, at the option of Lender, either be refunded to Borrower or credited on the unpaid balance of this note or any Related Indebtedness.

4.     Waivers. EXCEPT AS SPECIFICALLY PROVIDED IN THE LOAN DOCUMENTS TO THE CONTRARY, BORROWER WAIVES AND RELIQUISHES PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF NONPAYMENT OR NONPERFORMANCE, PROTEST, NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE MATURITY, NOTICE OF ACCELERATION AND ANY OTHER NOTICES OF ANY OTHER ACTION. BORROWER WAIVES AND RELIQUISHES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS OF MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, VALUATION, STAY, EXTENSION, REDEMPTION, APPRAISEMENT, RENEWAL, AND EXEMPTION.

5.     Attorneys’ Fees and Costs of Collection. If this note or any other Loan Document is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is the subject of any effort by Lender to enforce payment or collection through the enforcement of any lien or security interest, or any foreclosure, probate, bankruptcy, or any other type of judicial proceeding, then Borrower shall pay Lender all of Lender’s reasonable attorney’s fees and costs in addition to other amounts owed. In the event Borrower or any guarantor asserts any type of claim, cause of action or counterclaim against Lender, and Lender is the prevailing party on any such claim, cause of action or counterclaim, Borrower shall pay Lender all of Lender’s reasonable attorney’s fees and costs.

PROMISSORY NOTE, PAGE 2	Borrower Initials: /s/ AEL

6.     Advances; Revolving Line of Credit. The principal balance of this note may be funded in multiple advances and interest shall be calculated only on the unpaid principal balance. Subject to the terms of this note and the Loan Agreement, and until the Maturity Date, Lender may make disbursements of principal from time-to-time at the request of Borrower up to the Principal Amount. Lender shall have the right to refuse and withhold the making of any disbursement of principal if at any time: (i) an Event of Default under the terms of this note has occurred, or an event of default under the terms of any other Loan Document has occurred; (ii) proceeds previously disbursed under this note are used for a purpose other than that for which the disbursement was authorized to be used; (iii) Borrower is in default under any loan agreement, note or security instrument relating to an indebtedness of Borrower to any other person; or (iv) Borrower is in default in the payment or performance of any Related Indebtedness. TO THE EXTENT REPAYMENTS ARE APPLIED TO THE PRINCIPAL AMOUNT FROM TIME-TO-TIME UNDER THIS NOTE, SUCH REPAYMENTS SHALL REINSTATE BORROWER’S RIGHT TO FURTHER DISBURSEMENTS OF THE AMOUNTS REPAID, SUBJECT TO PROVISIONS OF THIS NOTE AND THE OTHER LOAN DOCUMENTS. The books and records of the Lender shall be prima facie evidence of all sums advanced and due under this note. The maximum outstanding balance permitted under the terms of any other Loan Document may restrict the total of all advances to an amount which is less than the above stated Principal Amount. Borrower agrees it is liable for the payment, with interest, of all sums advanced by Lender at the instruction or request of any person with actual or apparent authority to request an advance, and also for all sums (whether or not authorized) which are credited to any of Borrower’s accounts with Lender or paid directly to any of Borrower’s creditors, vendors or suppliers.

7.     Events of Default. Each of the following shall constitute an event of default (“Event of Default”) under this note: (a) Borrower fails to make any payment when due under this note; (b) Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this note or in any of the other Loan Documents, or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower; (c) any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this note or in any of the other Loan Documents is false or misleading in any material respect, either now or at the time made or furnished, or becomes false or misleading at any time thereafter; (d) the dissolution or termination of Borrower’s existence as a going business the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower; (e) the commencement of collection, foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing this note (including a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender); (f) a material adverse change occurs in Borrower’s financial condition, or Lender in good faith believes the prospect of payment or performance of this note is impaired; or (g) Lender in good faith believes itself insecure.

8.     Right of Setoff. Lender reserves a right of setoff in all of Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust account for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owed under this note or on any Related Indebtedness against any and all such accounts.

9.     Joint and Several Liability; Statement of Unpaid Balance. Each Borrower is jointly and severally liable and responsible for all amounts owed to Lender under this note and any other Loan Document. At any time requested by Lender, Borrower shall promptly deliver to Lender a written statement or affidavit, in form satisfactory to Lender, stating the unpaid balance of this note and any or all of the Related Indebtedness, and that there are no offsets or defenses against full payment of the obligations under this note and the Related Indebtedness, or if there are any offsets or defenses, specifying them.

10.     WAIVER OF JURY TRIAL. BORROWER, TO THE FULLEST EXTENT PERMITTED BY LAW, KNOWINGLY, INTENTIONALLY, IRREVOCABLY, INCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELIQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE, ANY OTHER LOAN DOCUMENT, ANY RELATED INDEBTEDNESS OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER.

11.     Governing Law; Jurisdiction; Venue. This Note is executed and delivered as an incident to a lending transaction negotiated in substantial part in Rusk County, Texas, and shall be governed by and construed in accordance with the laws of the State of Texas. Venue for any action arising under or related to this note or any other Loan Document, or for the enforcement of any Related Indebtedness, shall be in such county.

PROMISSORY NOTE, PAGE 3	Borrower Initials: /s/ AEL

12.     Notice of Inaccurate Information. Borrower may notify Lender if Lender reports any inaccurate information about Borrower’s account(s) to a consumer reporting agency. Borrower’s written notice describing the specific inaccuracy(ies) should be sent to Lender at Lender’s address.

13.     Definitions and Construction. All terms used in this note, whether or not defined in this section, and whether used in singular or plural form, shall be deemed to refer to the object of the term whether such is singular or plural, as the context may suggest or require. Borrower agrees that this note was the result of a negotiated agreement with Lender and the rule of construction that states ambiguities in a document are construed against the party who drafted it does not apply in interpreting this note. In addition to the other terms defined above, the following terms have these meanings when used in this note:

“Borrower” means the borrower(s) identified in the introductory section above, whether one or more.

“Borrower’s Address” means the address for Borrower identified in the introductory section above, or such other address notice of which is given by Borrower in writing and delivered to Lender.

“Default Interest Rate” means a rate per annum equal to the lesser of a) eighteen percent (18%), or b) the maximum rate of interest permitted under federal or other law applicable to this note.

“Lender” means the lender identified in the introductory section above, its successors and assigns and including any holder of this note.

“Lender’s Address” means the address for Lender identified in the introductory section above, or such other address notice of which is given by Lender in writing and delivered to Borrower.

“Loan Agreement” means the Revolving Line of Credit Loan Agreement between Borrower and Lender relating to this note.

“Loan Documents” means this note, the Loan Agreement and any and all other loan agreements, deeds of trust, security agreements, guaranty agreements, assignments, assignments of rents, indemnity agreements, certifications, pledge agreements, and other agreements or documents related to or securing this note or any Related Indebtedness, together with any and all renewals, modifications, amendments, restatements, extensions and supplements thereof.

“Maturity Date” means the earlier to occur of a) the date stated in the introductory section above, or b) the date on which the maturity of this note is accelerated by Lender under the terms hereof or under any of the other Loan Documents.

“Principal Amount” means the amount stated in the introductory section above.

“Related Indebtedness” means any and all indebtedness paid or payable by Borrower to Lender pursuant to any of the Loan Documents or any other communication or writing by and between Borrower and Lender, except such indebtedness which has been paid or is payable by Borrower to Lender under this note.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

NOTICE OF FINAL AGREEMENT. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE TERMS HEREOF (INCLUDING THE MATURITY DATE OF THIS LOAN) AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Borrower, intending to be legally bound by this note, has duly executed this note as of the day first written above and Borrower acknowledges receipt of a fully completed copy of this note.

Friedman Industries, Incorporated, a Texas corporation

By:	/s/ Alex LaRue
Name:	Alex LaRue
Title:	Chief Financial Officer, Secretary and Treasurer

Promissory Note – RLOC - $5,000,000.00

PROMISSORY NOTE, PAGE 4	Borrower Initials: /s/ AEL